UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 12, 2010

GLOBALSTAR, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33117 (Commission File Number)	41-2116508 (IRS Employer Identification No.)

461 South Milpitas Blvd. Milpitas, California	95035
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (408) 933-4000

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers.

Effective upon the filing of the Quarterly Report on Form 10-Q for the quarter ended June 30, 2010 (the “10-Q”), Fuad Ahmad will cease to be Chief Financial Officer, but he will remain with the Company as Senior Vice President of Corporate Development and Strategy.  On July 12, 2010, the Board of Directors elected Dirk J. Wild to become Chief Financial Officer upon filing of the 10-Q.

Dirk J. Wild (age 42) has been Senior Vice President of Finance of Globalstar since July 2010.  He has served in several positions with The Shaw Group Inc., a global provider of technology, engineering, procurement and facilities management services since 2001, including as Senior Vice President Administration from December 2007 to June 2010, Interim Chief Financial Officer from May 2007 to October 2007, and Senior Vice President and Chief Accounting Officer from October 2004 to December 2007.  Mr. Wild is a Certified Public Accountant (Louisiana).

Mr. Wild does not have any family relationship with any director or executive officer of Globalstar and has not been directly or indirectly involved in any transactions with the Company.

Item 7.01 Regulation FD Disclosure.

On July 13, 2010, Globalstar, Inc. issued a press release to announce the upcoming relocation of its corporate headquarters to Covington, Louisiana. The text of the press release is furnished as Exhibit 99.1 to this Form 8-K.

The information in this Item 7.01 to Current Report on Form 8-K and the Exhibit attached hereto is furnished pursuant to the rules and regulations of the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1           Press release dated July 13, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBALSTAR, INC

/s/ Peter J. Dalton
Peter J. Dalton
Chief Executive Officer

Date:  July 13, 2010